Exhibit 10.25

Technology Development (Commission) Contract

Project Name:	Informatization and Customs Inspection Quarantine Facilities of Guiyang Gaimao Railway Freight Port (Phase I project)

Client (Party A):	Project Department of Guiyang Gaimao Railway Port Construction (Phase I project) of No.3 Engineering Company of China Railway No.8 Engineering Group Co., Ltd

Agent (Party B):	Zhuhai Powerbridge Technologies Co., Ltd

Date of signing:	September 2019

Place of signature:	Zhuhai, Guangdong, China

Client (Party A): Project Department of Guiyang Gaimao Railway Port Construction (Phase I project) of No.3 Engineering Company of China Railway No.8 Engineering Group Co., Ltd

Address: No. 1, Jianzhu Lane, Chaoyang Dong Road, Nanming District, Guiyang, Guizhou

Legal representative: Hu Jian Project contact: Yang Zongti Contact: 17785591013

Email: 958727464@qq.com

Address: 11 / F, Building A3, Fuyuan Changrong Building, Mengguan Avenue, Huaxi District, Guiyang, Guizhou

Telephone: Fax:

Agent (Party B): Zhuhai Powerbridge Technologies Co., Ltd

Address: Floor D2-1, South Software Park, No. 1 tangjiawan Software Park Road, Zhuhai city

Legal Representative: BAN LOR Project contact: Zheng Xu Contact: 13885171669

E-mail: cliffzhen g@pow erbrid ge. com

Address: D2-1, South Software Park, No. 1 tangjiawan Software Park Road, Zhuhai city

Telephone: 0756-3395666

Fax: 0756-3395667

Service Hotline: 400-885-4114

Deposit bank: Bank of Communications, Zhuhai Branch, Xiangzhou Sub-branch

Account name: Zhuhai Powerbridge Technologies Co., Ltd

Bank account number: 444000091018000745538

Bank Number: 301585000026

In accordance with the procurement bidding procedure, Party A accepts Party B’s bid for this project and confirms Party B as the construction unit of the informatization and customs inspection quarantine facilities (Phase I project) of Guiyang Gaimao Railway Freight port. Party A and Party B are in accordance with the law of the People’s Republic Of China Contract Law, Copyright Law Of The People’s Republic Of China and relevant laws and regulations, achieving mutual understanding, the principle of equal cooperation, after full consultation. Party A and Party B agree on relevant matters, and authorize their representatives of signing of this contract on the following terms and conditions (hereinafter referred to as the contract), so that to insure both sides to comply with the performance.

Before signing this contract, Party B shall pay Party A performance security with the amount of RMB 200,000.00, which shall be deducted from the advance payment. 30 days after Party B fully performs the contract and the project is accepted by the owner, both parties shall sign the agreement on account sealing. Party A will not be responsible for the interest. If Party B breaches the contract or causes losses to Party A, Party A shall have the right to deduct the corresponding performance security; If the performance security is insufficient, Party B shall make it up or Party A shall deduct it from the contract price.

1	Scope and content of purchase

1.1	Name of purchase: Project of Informatization and Customs Inspection Quarantine Facilities (Phase I project) of Guiyang Gaimao Railway Freight Port (hereinafter referred to as the Project), deliverables provided by Party B (see the Attached Project Equipment List for details). And the final details of software hardware deliverables, will be based on the actual requirements of the project. And after the project started, by Party B to Party A’s requirements in terms of investigation and analysis, will be confirmed by both hardware and software functions and hardware configuration and service projects, and the technical specifications and related contract attachment supplement and improvement of the regulatory supervision and confirmed, signed by both parties confirm the final version of the Project Equipment List and Software Function Confirmation, in order to ensure the platform will meet the requirements of project bidding material described.

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1.2	If the purchase quantity is in accordance with Project Equipment List and Software Function Confirmation is inconsistent with the actual used quantity, Party A shall enter into a supplementary contract with Party B through negotiation without changing other terms of the contract. Party B shall supply the goods according to the actual quantity used. The final settlement amount of the Contract shall be calculated according to the actual quantity used or the actual amount of the project.

2	The contract price

The serial number	The project content	Price (RMB)
1	Equipment procurement	40,721,286.00
2	Software development and technical service fees	8,003,350.00
3	System integration fee	1,387,289.00
Total contract amount:		50,111,925.00

3	Delivery requirements

3.1 Delivery date: All equipment installation shall be completed before November 20, 2019. The commissioning and operation shall meet the acceptable standards of the construction management department and Customs.

3.2	Delivery place: Project site

3.3	Delivery: Site construction and training

4	Project quality retention money

4.1	Upon the acceptance of the project, 5% of the contract amount shall be deemed as quality retention money and Party A shall pay the corresponding amount to Party B according to the contract terms on the expiration date of the quality guarantee period.

5	Quality assurance and after sales service

5.1	Warranty period

Hardware: one year from the date of arrival of the hardware equipment; Software: one year from the date the software system is put into operation.

5.2	During the quality assurance period, Party B shall be responsible for the quality assurance of the software and hardware provided and shall not charge additional fees.

5.3	In case of system failure, Party B shall respond within 4 hours and repair within 24 hours. Major equipment failure shall able to get respond on the site within 2 hours and the problem shall be solved within 6 hours. If the repair cannot be done within 24 hours under special circumstances, Party B shall replace the new equipment or provide substitute equipment within the warranty period.

5.4	Party B shall require the supplier to provide the same period of warranty, and provide professional maintenance services for the modules at preferential prices. In case of failure of the system hardware due to quality problems, Party B shall be responsible for maintenance, overhaul and technical support, and contact the manufacturer for repair or replacement if necessary. Non-intentional damage and damage within the normal use range shall be repaired free of charge.

5.5	Within the scope of the bidding documents, if Party A believes that the hardware purchased by Party B really does not meet Party A’s technical requirements, the parties may, based on the actual situation and through negotiation, adopt the following measures:

(1) Replacement: Expenses incurred shall be borne by Party B;

(2) Devaluation: Party A and Party B shall have negotiation to determine the price;

(3) Return processing: If hardware quality problem occurred and after the try of Party B and its suppliers, problems are still unable to meet the requirements, and Party A request to return, Party A shall provide written notice to Party B and on the basis of the reasons of return. With the consent of Party B, Party A may require Party B to refund and Party A shall pay relevant amount, including the direct costs associated with the transportation, insurance, inspection, contract payment’s interest and bank charges, etc.

5.6	If Party B fails to fully perform the obligations in this article during the quality guarantee period, it shall be deemed as breach of contract and Party A shall have the right to hold Party B liable.

5.7	After the completion of the construction period, the platform will enter into the after- sales maintenance period of the project. Party A and Party B shall negotiate and sign the project maintenance service agreement within one month before the expiration of the quality guarantee period. The annual maintenance fee shall be subject to the accumulated service amount. The specific service responsibilities and service scope shall be determined through negotiation in the agreement so that Party B can continue to provide professional services.

6	Payment stage

The serial number	Basis and time of payment	Amount (RMB)
1	Within 15 days after the contract is signed, the tenderer shall pay 30% of the contract amount as advance payment for the project to the winning bidder;	15,033,578.00
2	After all equipment of the system arrive at the site, 60% of the total contract amount shall be paid as the project progress payment;	15,033,578.00
3	The tenderee shall pay 75% of the total contract amount after the completion of installation and commissioning and completion of each specialty of the project.	7,516,788.00
4	After passing the acceptance inspection by the General Administration of Customs, 95% of the total contract amount shall be paid;	10,022,385.00
5	The quality deposit shall be 5% of the total contract amount and shall be paid at the end of the 1-year warranty period without quality problems.	2,505,596.00
Summary	In words: RMB five thousand one hundred and fourteen thousand nine hundred and twenty five yuan	50,111,925.00

7	Responsibilities and obligations of both parties

7.1	The work undertaken by both parties

(1) The project shall be completed jointly by Party A and Party B, and a project management team shall be established. Party A and Party B shall designate project leaders to participate in the entire construction of the platform and assume project responsibilities.

(2) Complete the project demand research analysis and overall design and planning, and confirm the Project Equipment List and Software Function Confirmation.

(3) All key items of the project shall be communicated to the other party in writing, and all amendments and supplements shall be confirmed in writing by both parties.

(4) Work plan, goal formulation, task completion confirmation, hardware and software acceptance and final confirmation.

7.2	Main work undertaken by Party A

(1) Party A shall designate the person in charge of the system project and shall be responsible for coordinating Party A’s resources and relevant third parties (including users of the platform) with Party B to carry out the relevant work of the project, provide the basic environment and necessary conditions for the project implementation, and confirm and make timely decisions on the specific matters of the project on behalf of Party A. Party B shall implement the platform in accordance with the information and decision opinions provided by Party A’s project manager. Party A shall be responsible for the data, information and decision opinions provided and bear the relevant responsibilities and consequences of the decision.

(2) Responsible for the management of platform projects, organizing personnel from relevant departments to participate in projects, and maintaining the relationship between government departments and relevant regulatory departments.

(3) Responsible for the inspection, supervision and acceptance of the delivery of software and hardware in each stage, and the completion of the platform acceptance.

7.3	Main contents to be undertaken by Party B

(1) Perform Party B’s duties according to the project plan and project objectives.

(2) Party B shall conduct a detailed survey on the requirements of Party A’s platform, and provide Party A with the implementation plan for the platform construction, which shall be taken as a guiding document for the project construction and finally confirmed by both parties.

(3) Provide hardware facilities and equipment required by the platform, set up the network system, machine room construction, and ensure the application and normal operation of the platform.

(4) Responsible for the technical research and development and application development of the platform, testing, provision of enabling services, platform launching, system initialization, technical support, software application training for Party A’s personnel, and provision of professional implementation and services.

8	Property rights

8.1 Party B warrants that the software and hardware provided will not infringe the patent right, trademark right or copyright of any third party.

8.2 The intellectual property of the final product of the project customized software commissioned by Party A to Party B in this Contract belongs to Party B. Party A shall have the permanent right to use the project after fully paying off the contract payment.

9	Technical data

9.1 Within the scope of this Contract, Party A shall provide Party B with relevant technical requirements for the purchased goods.

9.2 Party B shall provide Party A with the technical information of the goods within the time specified in the purchase documents.

9.3 Without the prior written consent of both of the parties, neither party shall provide the relevant contract or any contract terms, specifications, plans, drawings, samples or materials provided by the other party to any other person not related to the performance of this Contract. Even if provided to personnel in connection with the performance of this Contract, it shall be kept confidential and limited to the extent necessary for the performance of this Contract.

10	Cooperation in each phase of the project

10.1 Equipment delivery, equipment installation and debugging, system deployment, project acceptance methods

1)	Equipment delivery

Party B shall, prior to the shipment of the goods, provide its suppliers with packages that meet the requirements of transportation distance, moisture proof, shock proof, rust proof and damage proof loading and unloading, etc., to ensure that the goods are delivered to the place designated by Party A in a complete and safe manner.

Party B requests its suppliers to attach the equipment operation manual, quality inspection certificate, warranty document, accompanying accessories, tools and list to the goods. Party B shall submit the equipment delivery list and relevant documents to Party A.

Party B shall notify Party A 24 hours before the goods arrive at the place designated by Party A so that Party A can arrange receiving equipment. Party B shall also notify Party A that the goods have been delivered. Party B shall be responsible for all risks arising before delivery of the goods to Party A.

Party A shall, within five business days, inspect, confirm and sign for the arrival of the equipment submitted by Party B at the site according to the specifications.If there is any objection to the appearance, specification or quality problem of the goods, it shall be raised in writing to Party B within the required time. Failure to receive the written objection from Party A shall be deemed as the completion of the delivery of the equipment.

2)	Equipment installation and debugging

Within the terms of this Contract, Party B shall install and debug the equipment as specified by Party A, and submit the equipment delivery list and relevant documents to Party A.

Party A shall ensure the basic environment and necessary conditions for equipment installation in a timely manner.

Party A shall confirm the equipment deployed by Party B within five working days. If Party A has any objection, it shall raise such objection in writing to Party B within the required time. Failure to receive the written objection from Party A shall be deemed as the completion of equipment installation and debugging.

3)	System deployment

In accordance with the terms of this Contract, Party B shall install and deploy the software system as specified by Party A, and submit the software delivery list and relevant documents to Party A.

Party A shall confirm the software functions deployed by Party B within five working days. If there is any objection, Party A shall raise it in writing to Party B within the required time. Failure to receive the written objection from Party A shall be deemed as the completion of system deployment.

4)	The project acceptance

As the final stage of project construction, project acceptance shall be started after Party B completes equipment delivery, equipment installation and debugging, software system deployment and trial operation, and Party A shall organize relevant personnel to accept the overall operation of the project.

Party B shall, according to the materials described in the project bidding scope, commitment, the confirmed list of project equipment and the software function confirmation of the specification file by both of the parties, technical indicators, quality indicators, in order to meet the technical requirements of Party A, be in accordance with the relevant national standards or industry standards for acceptance documents, and as a basis for the project acceptance to submit to Party A. Party A shall make confirmation within five working days. If there is any objection, Party A shall raise it in writing to Party B within the required time. Failure to receive written objection from Party A shall be deemed as completion of project acceptance.

During the acceptance inspection, Party A and Party B shall be on the scene and issue the acceptance result report at the site after the completion of acceptance inspection, which shall be signed and sealed by both parties for confirmation.

Party B is responsible for providing professional training to Party A. Party A is responsible for arranging and organizing Party A’s personnel to attend Party B’s professional training, which includes the application maintenance and operation of the system.

It is subject to normal function of software system and correct data output after users input their typical data.

11	Liability for breach of contract

11.1 Within the scope of this Contract, if Party B purchases are in accordance with The Project Equipment List and Software Function Confirmation, Party A’s refusal to accept the goods without justified reasons and failure to provide written rejection notice shall be deemed as breach of contract, and Party A shall pay Party B a penalty equal to 5% of the value of the rejected goods.

11.2 After Party B completes the phased work agreed herein, Party B will provide Party A with a formal notification letter. If Party A delays the payment to Party B without any reason, Party A shall pay Party B a penalty equal to 0.05% of the overdue payment per day. If Party A delays the payment for more than 20 working days, Party A shall be deemed to breach the contract. If Party A breaches the contract, Party A shall pay Party B a penalty equal to 5% of the contract value. If Party B loses more than the penalty due to the breach of Party A, Party A shall continue to be liable for the excess amount.

11.3 If Party A fails to timely provide the infrastructure and necessary conditions for equipment and system installation, or fails to timely and fully pay the contract payment to Party B in accordance with the terms of this Contract, Relevant responsibilities and consequences shall be borne by Party A, including losses caused to Party B by the project schedule delay caused thereby.

11.4 If Party B delays in delivering the goods, except for the reasons caused by Party A, Party B shall pay Party A penalty equal to 0.05% of the delayed delivery amount per day. If Party B fails to deliver the goods within 20 working days after the delivery date agreed herein, Party B shall be deemed to have breached this Contract. In case of breach by Party B, Party B shall pay Party A penalty equal to 5% of the contract value.

11.5 If the types, models, specifications, technical parameters and quality of the goods delivered by Party B do not meet the requirements set forth in the contract and the list of goods requirements set forth in the bidding documents, Party A shall have the right to reject such goods. If Party B is willing to replace the goods but fails to deliver the goods within the time limit, such goods shall be treated as delayed delivery by Party B. If Party B refuses to replace the goods, Party A may unilaterally terminate the contract. Both parties shall give a written notice as the basis during the process.

12	Handling of force Majeure events

12.1 Within the validity period of the Contract, if either party is unable to perform the Contract due to a force majeure event, the performance period of the Contract may be extended for the same period as that affected by the force majeure.

12.2 After the occurrence of the force majeure event, one Party shall immediately notify the other Party and send certificate issued by the relevant authority.

12.3 If the force majeure event lasts for more than 120 days, both parties shall decide whether to continue to perform the Contract through friendly consultation.

13	The contract supplementary provisions

13.1 Any dispute between Party A and Party B over this Contract or related matters shall be settled through friendly negotiation as far as possible. If both parties fail to reach an agreement through consultation, they shall apply to the arbitration institution or the people’s court in their respective places for arbitration.

13.2 Party A shall not assign its rights and obligations hereunder to any third party without Party B’s written consent.

13.3 Modification and Variation of this Contract: The parties may amend this Contract only by a written document signed by the parties.

13.4 The contract shall come into force upon being signed and sealed by the legal representatives or authorized agents of both parties.

13.5 Matters not mentioned herein shall be governed by the relevant provisions of the

Contract Law of the People’s Republic of China.

13.6 This contract is made in 4 originals, with 2 held by Party A and 2 held by Party B and all originals shall be equally authentic.

Party A: Project Department of Guiyang Gaimao Railway Port Construction (Phase I project) of No.3 Engineering Company of China Railway No.8 Engineering Group Co., Ltd	Party B: Zhuhai Powerbridge Technologies Co., Ltd

Signature:	Signature:

Date of signing:	Date of signing: